Ex. 99.2

COLUMBIA EQUITY TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2005

	Historical			Pro Forma
	Columbia Equity			Condensed
	Trust, Inc.			Consolidated
	As of	Effect of		Balance Sheet
	September 30,	Acquisition of		Reflecting
	2005	Oakton		Acquisition
	ASSETS
Rental property
Land	$15,705,910	$1,616,000	(1)	$17,321,910
Buildings	100,229,797	10,847,284	(1)	111,077,081
Tenant improvements	21,169,385	1,689,769	(1)	22,859,154
Furniture, fixtures and equipment	1,086,105			1,086,105
	138,191,197	14,153,053		152,344,250
Accumulated depreciation	(1,119,138)			(1,119,138)

Total rental property, net	137,072,059	14,153,053		151,225,112
Cash and cash equivalents	3,478,580	(1,447,028)	(3)	2,031,552
Short-term investments	5,175,032			5,175,032
Restricted deposits	144,588			144,588
Accounts and other receivables, net	741,067			741,067
Investments in unconsolidated real estate entities	43,420,514			43,420,514
Accrued straight-line rents	230,261			230,261
Deferred leasing costs, net	319,402			319,402
Deferred financing costs, net	25,000			25,000
Intangible assets
Above market leases, net	3,510,038	28,000	(1)	3,538,038
In-place leases, net	13,389,323	1,576,053	(1)	14,965,376
Tenant relationships, net	5,423,970	660,489	(1)	6,084,459
Prepaid expenses and other assets	1,245,460	7,474	(2)	1,252,934

	$214,175,294	$14,978,041		$229,153,335

	LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolver loan borrowing	$—	$14,550,000	(3)	$14,550,000
Mortgage note payable	19,000,000	—		19,000,000
Accounts payable and accrued expenses	1,835,452	—		1,835,452
Dividends payable	1,663,600	—		1,663,600
Security Deposits	937,390	16,874	(2)	954,264
Rent received in advance	426,983	123,412	(2)	550,395
Deferred credits — Below market leases, net	1,050,572	287,755	(1)	1,338,327

Total liabilities	24,913,997	14,978,041		39,892,038
Commitments and contingencies
Minority interest	14,225,522			14,225,522
Stockholders’ equity
Common stock	13,863			13,863
Additional paid-in capital	176,725,541			176,725,541
Accumulated deficit	(1,703,629)			(1,703,629)

Total stockholders’ equity	175,035,775	—		175,035,775
Total liabilities and stockholders’ equity	$214,175,294	$14,978,041		$229,153,335

See Notes to Pro Forma Condensed Consolidated Balance Sheet.

Notes to Pro Forma Condensed Consolidated Balance Sheet

Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Balance Sheet of Columbia Equity Trust, Inc. (the “Company”) as of September 30, 2005 reflects the acquisition of the property known as Oakton Corporate Center (“Oakton”) as if the purchase had occurred on September 30, 2005. The pro forma balance sheet of the Company prior to the acquisition of Oakton has been derived from the unaudited consolidated balance sheet included in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2005, as filed November 14, 2005.

Notes and Management Assumptions

1.	The acquisition of Oakton was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The fair value of the real estate acquired was determined on an “as if vacant” basis and the cost of the property was allocated between land, building, acquired tenant improvements, the value of tenant relationships, acquired in-place leases and the value of above and below market leases.

2.	Represents other assets and liabilities acquired as part of the purchase of Oakton.

3.	Represents adjustment to reflect the actual amount borrowed under the Company’s revolving credit agreement to acquire Oakton, with the remainder of the purchase price being paid using cash.

COLUMBIA EQUITY TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Period July 5, 2005 to September 30, 2005

				Pro Forma
	Historical			Condensed
	Columbia Equity			Consolidated
	Trust, Inc.			Statement of
	For the Period	Effect of		Operations
	July 5, 2005 to	Acquisition of		Reflecting
	September 30, 2005	Oakton		Acquisition
Revenues
Rentals and tenant reimbursements	$3,036,540	$441,000	(1)	$3,477,540
Fee income	239,376	—		239,376

Total revenues	3,275,916	441,000		3,716,916
Operating expenses
Property operating and other	874,260	141,000		1,015,260
General and administrative	2,610,216	9,000		2,619,216
Depreciation and amortization	1,770,527	265,000	(2)	2,035,527

Total operating expenses	5,255,003	415,000		5,670,003
Income (loss) from operations	(1,979,087)	26,000		(1,953,087)
Other income (expense)
Interest income	442,491	—		442,491
Interest expense	(229,150)	(171,000)	(4)	(400,150)
Equity in net loss of
real estate entities	(68,669)	—		(68,669)
Minority interest	131,486	10,000	(3)	141,486
Net loss	$(1,702,929)	$(135,000)		$(1,837,929)

Net loss per common share — Basic and diluted	$(0.12)			$(0.13)

Weighted average shares of common
stock outstanding — Basic and diluted	13,679,243			13,679,243

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Statement of Operations of Columbia Equity Trust, Inc. (the “Company”) for the period July 5, 2005 to September 30, 2005 reflects the acquisition of the property known as Oakton Corporate Center (“Oakton”) as if the purchase had occurred on July 5, 2005. The condensed consolidated statement of operations of the Company for the period July 5, 2005 to September 30, 2005, prior to the acquisition of Oakton, has been derived from the unaudited consolidated statement of operations included in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2005, as filed on November 14, 2005. Pro forma results of operations information has not been provided for periods prior to July 5, 2005 because the Company had no material operations prior to July 5, 2005 and was essentially a shell entity with no prior operating history.

Notes and Management Assumptions

1.	Includes amortization of the intangible assets relating to above market leases and the deferred credits relating to below market leases over the remaining lives of the respective leases.

2.	Reflects depreciation expense over 40 years based on the acquisition cost allocated to the building and improvements and amortization of the values allocated to acquired tenant improvements and the acquired in-place leases and acquired tenant relationships over the remaining respective lease terms.

3.	Reflects allocation of operating results to minority holders of units of the operating partnership.

4.	Reflects interest expense incurred relating to the purchase of Oakton for the period July 5, 2005 through September 30, 2005, assuming that the $14,550,000 actually borrowed to acquire Oakton was borrowed on July 5, 2005 at an average LIBOR rate of 4.92% over the period.